Calculation of Filing Fee Tables
N-2
COHEN & STEERS INFRASTRUCTURE FUND INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(o)	640,000,000		$ 640,000,000.00	0.0001531	$ 97,984.00
Fees to be Paid	2	Other	Subscription Rights	457(o)			$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 640,000,000.00		$ 97,984.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 17,521.93
			Net Fee Due:						$ 80,462.07
Offering Note
[1]	An indeterminate number of common shares and subscription rights to purchase common shares are being registered as may from time to time be offered, on an immediate, continuous or delayed basis, at indeterminate prices.

[2]	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase common shares, including any shares issued pursuant to an over-subscription privilege or a secondary over subscription privilege, will be shares registered under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Cohen & Steers Infrastructure Fund, Inc.	N-2	333-258520	08/05/2021		$ 17,521.93	Equity	Equity	16,060,430,797
Fee Offset Sources	3	Cohen & Steers Infrastructure Fund, Inc.	N-2	333-258520		08/05/2021						$ 17,521.93
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has completed any offering that included the unsold securities associated with the offset under the 2021 Registration Statement.

Offset Note
[2]	The Registrant claims a credit of $17,521.93 for fees attributable to securities previously registered and unsold under the Registrant's Registration Statement filed on August 5, 2021 (File No. 333-258520) (the "2021 Registration Statement") pursuant to the "offset" provision of Rule 457(p) under the Securities Act of 1933. The Registrant notes that $160,604,307.97 of its registered securities remain unsold under the 2021 Registration Statement. The Registrant has completed any offering that included the unsold securities associated with the offset under the 2021 Registration Statement.

[3]	The Registrant claims a credit of $17,521.93 for fees attributable to securities previously registered and unsold under the Registrant's Registration Statement filed on August 5, 2021 (File No. 333-258520) (the "2021 Registration Statement") pursuant to the "offset" provision of Rule 457(p) under the Securities Act of 1933. The Registrant notes that $160,604,307.97 of its registered securities remain unsold under the 2021 Registration Statement. The Registrant has completed any offering that included the unsold securities associated with the offset under the 2021 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A